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      HANCOCK FABRICS, INC.                                           EXHIBIT 11
        COMPUTATION OF EARNINGS PER SHARE
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
        (unaudited)
        ------------------------------------------------------------------------------
        (dollars in thousands, except for                         Years Ended
          per share amounts)                              ----------------------------
                                                           January 30,   January 31,
                                                               1994          1993
        ------------------------------------------------------------------------------
        Primary earnings per share

          Net earnings..................................    $     5,438   $    12,118
                                                            ===========   ===========
          Weighted average number of
           common shares outstanding
           during period................................     21,382,160    21,567,135

          Additional shares attributable
           to common stock equivalents..................        111,056       154,226

          Shares attributable to tax
           effect of restricted stock and
           related deferred compensation................       (332,066)     (307,744)
                                                            -----------   -----------
                                                             21,161,150    21,413,617
                                                            ===========   ===========
          Earnings per share............................    $      0.26   $      0.57
                                                            ===========   ===========

        -----------------------------------------------------------------------------
        Fully diluted earnings per share

          Net earnings..................................    $     5,438   $    12,118
                                                            ===========   ===========
          Weighted average number of
           common shares outstanding
           during period................................     21,382,160    21,567,135

          Additional shares attributable
           to common stock equivalents..................        108,554       167,507

          Shares attributable to tax
           effect of restricted stock and
           related deferred compensation................       (332,067)     (295,319)
                                                            -----------   -----------
                                                             21,158,647    21,439,323
                                                           ============   ===========
          Earnings per share............................   $       0.26   $      0.57
                                                           ============   ===========
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